UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2019

Eagle Bancorp Montana, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34682 (Commission File Number)	27-1449820 (IRS Employer Identification No.)

1400 Prospect Ave. Helena, MT 59601 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (406) 442-3080

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.01            Completion of Acquisition or Disposition of Assets

Effective January 1, 2019, Eagle Bancorp Montana, Inc., a Delaware corporation (“Eagle”), completed its previously announced merger (the “Merger”) with Big Muddy Bancorp, Inc. (“BMB”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 21, 2018, by and among Eagle, Eagle’s wholly-owned subsidiary, Opportunity Bank of Montana, a Montana chartered commercial bank (“Opportunity Bank”), BMB and BMB’s wholly-owned subsidiary, The State Bank of Townsend, a Montana chartered commercial bank (“SBOT”). At the effective time of the Merger (the “Effective Time”), BMB merged with and into Eagle, with Eagle continuing as the surviving corporation.

Pursuant to the Merger Agreement, holders of BMB common stock prior to the Effective Time have the right to receive 20.49 shares of Eagle common stock with cash to be paid in lieu of any fractional shares of common stock of Eagle. Each outstanding share of Eagle common stock remains outstanding and is unaffected by the Merger. As a result of the Merger, Eagle issued approximately 996,040 shares of Eagle common stock.

Immediately following the Effective Time, SBOT merged with and into Opportunity Bank, with Opportunity Bank surviving and continuing its corporate existence under the name “Opportunity Bank of Montana.” Pursuant to the Merger Agreement, Opportunity Bank has agreed to operate the SBOT branches under the brand names Dutton State Bank, Farmers State Bank of Denton and The State Bank of Townsend for a period of three years.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release issued by Eagle announcing the closing of the Merger is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, which provided that on or prior to the Effective Time, the Board of Directors of Eagle (the "Eagle Board") would cause Benjamin G. Ruddy, Director and President of BMB to be appointed to the Eagle Board, effective as of the Effective Time, the Eagle Board (i) increased the size of the Eagle Board from 9 to 10 members and (ii) appointed Benjamin G. Ruddy to serve as a member of the Eagle Board. Mr. Ruddy will serve in the class of directors whose current term will expire at Eagle's 2019 Annual Meeting of Stockholders when such class directors will next be elected by Eagle's stockholders. Since Mr. Ruddy will be an employee of Opportunity Bank, he will not be entitled to receive additional compensation as a member of the Eagle Board. However, he will be entitled to a monthly travel allowance. Mr. Ruddy has been appointed to serve on the Investment Committee of the Eagle Board.

Other than the Merger Agreement, there are no arrangements or understandings between Mr. Ruddy and any other person pursuant to which Mr. Ruddy was selected as a director. Since the beginning of the last fiscal year there have been no related party transactions between Eagle and Mr. Ruddy that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01            Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

BMB’s audited consolidated financial statements comprised of the consolidated statement of financial condition at December 31, 2017, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for the year ended December 31, 2017, and the notes related thereto and the independent auditor’s report were previously included as part of Eagle’s Registration Statement on Form S-4 (Registration No. 333-228117), as filed by Eagle with the Securities and Exchange Commission (the “SEC”) on November 1, 2018 and declared effective on November 13, 2018 (the “Registration Statement”), and are incorporated herein by reference.

The unaudited consolidated financial statements of BMB as of and for the three and nine months ended September 30, 2018 and 2017 required by this item are included as Exhibit 99.2 to this Current Report on Form 8-K.

(b)	Pro forma financial information

The unaudited pro forma combined condensed statement of income for the year ended December 31, 2017, and the unaudited notes related thereto were previously included in the Registration Statement under the heading “Unaudited Pro Forma Combined Consolidated Financial Information,” and are incorporated herein by reference.

The unaudited pro forma combined condensed financial statements of Eagle as of and for the nine months ended September 30, 2018 required by this item are included as Exhibit 99.3 to this Current Report on Form 8-K.

(d) The following exhibits are filed as part of this report:

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of August 21, 2018, by and among Eagle Bancorp Montana, Inc., Opportunity Bank of Montana, Big Muddy Bancorp, Inc. and The State Bank of Townsend (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, as filed on August 21, 2018).

23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm for Big Muddy Bancorp, Inc.

99.1	Press release dated January 2, 2019, issued by Eagle Bancorp Montana, Inc.

99.2	Unaudited consolidated financial statements of Big Muddy Bancorp, Inc. as of and for the three and nine months ended September 30, 2018 and 2017.

99.3	Unaudited pro forma condensed combined financial statements of Eagle Bancorp Montana, Inc. as of and for the nine months ended September 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.

Date: January 7, 2019	By:	/s/ Peter J. Johnson
Peter J. Johnson
President and Chief Executive Officer

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